UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 1, 2005, Borland Software Corporation (“Borland” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the amendment of severance arrangements with Borland’s named executive officers (the “November Current Report”). This Form 8-K/A to the November Current Report is being filed to report a correction from what was disclosed in such November Current Report with respect to the types of terminations that will trigger severance benefits for such named executives officers not in connection with a change of control. In addition to the terms of the severance disclosed in the November Current Report, if a named executive officer voluntarily terminates employment with Borland as a result of a constructive termination, then the Severance Agreement provides for (i) a severance payment equal to 50% of the executive’s annual base salary and (ii) continuation of health coverage by having Borland pay the executive’s COBRA premiums for up to 12 months. Below is the revised description of the severance arrangements.

Item 1.01. Entry into a Material Definitive Agreement.

Severance

On October 27, 2005, the Compensation Committee approved the following severance benefits for certain Named Executive Officers listed in the Company’s 2005 proxy statement, specifically Kenneth R. Hahn, Timothy J. Stevens and Matthew A. Thompson, which supersedes severance provisions contained in their respective employment agreements (the “Severance Agreement”).

The Severance Agreement provides for severance benefits in the event of an involuntary termination of the executive’s employment without cause or a voluntary termination of employment as a result of a constructive termination (a “Qualifying Termination”).

With respect to a Qualifying Termination that is not in connection with a change in control, the Severance Agreement provides for (i) a severance payment equal to 50% of the executive’s annual base salary and (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 12 months.

With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of Borland, the Severance Agreement provides for (i) a severance payment equal to 100% of the executive’s annual base salary, (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 12 months and (iii) accelerated vesting of all equity awards, if any, granted to the executive after October 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
(Registrant)

Date: November 10, 2005	By:	/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President and General Counsel

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